Exhibit 10.35

North Atlantic Operating Company Inc.

257 Park Avenue South
New York - NY 10010

U.S.A.

March 10, 2010

Gentlemen:

Reference is made to the Amended and Restated Distribution and License Agreement dated as of November 30, 1992, between us relating to the distribution of Zig Zag cigarette paper booklets and related products in the United States (the “U.S. Agreement”) and in Canada (the “Canadian Agreement”) (collectively, the “Distribution Agreements), each as amended.

This will confirm the parties’ agreement, pursuant to Section 3(d) of each of the Distribution Agreements, as follows:

1.	The Consumer Price Index for the five year period commencing January 1, 2010 through December 31, 2014 shall continue to be: for the United States, the United States Consumer Index for the Northeast urban region, as currently provided in Section 3(b) of the U.S. Agreement, and for Canada, the Canadian Consumer Price Index as currently provided in Section 3(b) of the Canadian Agreement.

2.	The currency adjustment formula set forth in Section 3(c) of each of the Distribution Agreements shall continue in the same ratio as currently reflected in Section 3(c), except that the ratio shall be expressed in Euros instead of French Francs based on the original conversion rate of French Francs into Euros as follows:

	(a)	All references in Section 3 (c) to 4.5 FF or the number 4.5 shall instead be to 0.6860206 € or 0.6860206 and

	(b)	All reference in Section 3 (c) to 3.5 FF or the number 3.5 shall instead be to 0.5335716 € or 0.5335716.

The parties agree that pricing based on the foregoing shall be in effect retroactively with respect to all orders received after December 31,2009.

Correspondance à adresser :
Tour Bolloré
31-32 quai de Dion Bouton 92811 Puteaux Cedex -Tél : 01 46 96 44 33 – Fax : 01 46 96 44 22
Internet : www.bollore.com
Siège social : Odet – 29500 Ergué Gaberic – Société anonyme au capital de 395.218.416 euros – 055 804 124 RCS Quimper – TVA 84 055 804 124

If you are in agreement with the foregoing please return to us a copy of this letter duly executed by you.

Very truly yours,

Bollore S.A.

		By:	/s/ Cedric Bollore

Agreed to and accepted:

North Atlantic Operating Company Inc.

By:	/s/ James Dobbins